                                                                   EXHIBIT 23.01

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-4) of Kana Software, Inc. and in the related Prospectus of our report dated January 17, 2001, with respect to the consolidated financial statements and schedule of Broadbase Software, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission and incorporated by reference in this Current Report (Form 8-K) dated June 29, 2001.

                                             /s/ Ernst & Young LLP


San Jose, California
July 12, 2001